Ex. 10.3        Execution Version

EXCHANGE AGREEMENT
THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into to be effective for all purposes as of April 27, 2015 (the “Effective Date”), by and between New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), and New Source Energy GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”).
RECITALS
WHEREAS, the General Partner owns 155,102 general partner units (the “GP Units”) representing the ownership interest of the General Partner in the Partnership (the “General Partner Interest”);
WHEREAS, the General Partner desires to eliminate the economic portion of the General Partner Interest and cancel all of the General Partner Units, in exchange for the issuance by the Partnership of an equivalent amount of 155,102 common units representing limited partner interests (the “Common Units”) in the Partnership (the “Consideration”);
WHEREAS, simultaneously with the effectiveness of this Agreement, the General Partner Interest is ceasing to be an economic interest in the Partnership; however, the General Partner is continuing to be the general partner of the Partnership; and
WHEREAS, in connection with receiving the Consideration, the General Partner agrees to execute and deliver a copy of Amendment No. 2 (the “LPA Amendment”) to the First Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P., dated as of February 13, 2013, as amended by the First Amendment thereto, dated November 12, 2013 (as amended, the “Partnership Agreement”).
NOW, THEREFORE, in consideration of the premises, warranties and mutual covenants set forth herein, the parties hereto agree as follows:
1.Cancellation. As of the effectiveness of the LPA Amendment on the Effective Date, the General Partner hereby eliminates the economic portion of the General Partner Interest and cancels all of the General Partner Units (collectively, the “Cancellation”). The General Partner Interest hereby shall cease to be an economic interest in the Partnership; however, the General Partner shall continue to be the general partner of the Partnership.
2.    Exchange. In exchange for the Cancellation and following the General Partner’s execution and delivery to the Partnership of the LPA Amendment, the Partnership shall issue the Consideration to the General Partner, which Consideration shall be subject to the terms and conditions of the Partnership Agreement.
3.    Acknowledgements by the General Partner. The General Partner represents, warrants and acknowledges that, other than the incentive distribution rights in the Partnership held by the General Partner (the “IDR’s”), the GP Units represent all of the General Partner’s economic interest

US 3445044v3

in the Partnership and following the effectiveness of the transactions contemplated by clauses 1 and 2 above, other than with respect to the IDR’s and the Consideration, the rights of the General Partner shall not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership; provided, however, that the General Partner Interest shall be a non-economic management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest (as defined in the Partnership Agreement) held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in the Partnership Agreement, together with all obligations of the General Partner to comply with the terms and provisions of the Partnership Agreement.
4.    Acknowledgements by the Partnership. The Common Units to be issued under this Agreement, when issued and delivered by the Partnership in accordance with the terms of this Agreement, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).
5.    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.
6.    Modification and Waiver. No supplement, modification, waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
7.    Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.
8.    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed to be effective as of the Effective Date.

NEW SOURCE ENERGY GP, LLC:
By: /s/ Kristian Kos
Name: Kristian Kos
Title: Chairman and Chief Executive Officer

NEW SOURCE ENERGY PARTNERS L.P.:

By: NEW SOURCE ENERGY GP, LLC, its general partner
By: /s/ Kristian Kos
Name: Kristian Kos
Title: Chairman and Chief Executive Officer

SIGNATURE PAGE TO

EXCHANGE AGREEMENT